EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-262368 and No. 333-267058) of Catalyst Bancorp, Inc. of our report dated March 28, 2025, relating to the consolidated financial statements of Catalyst Bancorp, Inc for the year ended December 31, 2024 included in Catalyst Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Castaing, Hussey & Lolan, LLC

New Iberia, Louisiana

Date: March 31, 2026